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                                                                    EXHIBIT 3.45

                                                                         [STAMP]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     HEALTH CARE AND RETIREMENT CORPORATION

          The undersigned, being a Vice President of Health Care and Retirement Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

               (1) That this amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               (2) That Article First of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read in its entirety as follows:

               FIRST:    The name of this Corporation is:

                  O-I Health Care Holding Corp.

          IN WITNESS WHEREOF, I have signed this Certificate this 27TH day of August, 1991.

                                        HEALTH CARE AND RETIREMENT CORPORATION

                                        By: /s/ Thomas L. Young
                                            --------------------------
                                        Name: Thomas L. Young
                                              ------------------------
                                        Title: Vice President

[SEAL]

ATTEST:

/s/ Wade O'Brian
-----------------------
Name:  Wade O'Brian
       ----------------
Title: Assistant Secretary